For more information, contact:
Robert S. Bloom
Financial Relations Leader
Acxiom Corporation
(501) 342-1321

         Acxiom® Expects Fourth-Quarter Revenue, Earnings Shortfall

LITTLE  ROCK,  Ark-- April 8,  2003--  Acxiom®  Corporation  (Nasdaq:  ACXM)
announced  today that it  anticipates  that  revenue and earnings for the fourth quarter  of  fiscal  2003  ended  March 31,  2003  will be below  the  Company's previously stated expectations.  Acxiom will hold a conference call at 8:00 a.m.
CDT today to discuss this information further. Interested parties are invited to listen to the call, which will be broadcast via the Internet at  www.acxiom.com.
Additional  detailed  financial  information  will be  issued  in the  quarterly earnings news release on May 14, 2003 as previously scheduled.

Acxiom expects that fourth-quarter  revenues will be approximately $238 million, compared to $225 million in revenue in the fourth quarter of last year. Earnings per share is expected to be a loss of  approximately  $.22 to $.26.  The Company expects  to  record  non-cash  write-offs  in the  range of $35  million  to $40
million,  or  approximately  $.25  to  $.29  per  share,   related  to  impaired
investments, software inventory and actions associated with certain unprofitable operations.  Excluding  these  write-offs  earnings  per share  would  have been approximately $.03.

"Coming off a strong December and excellent third-quarter  performance,  we were optimistic that our business would continue to gain momentum  through the fourth quarter," Company Leader Charles D. Morgan said.  "However,  the war in Iraq and the continued  deterioration of the U.S. economy caused a sharp drop-off in data sales as well as project-based  and volume-based  revenue in the quarter.  While our fundamental value proposition  remains outstanding and new contract signings were strong,  we have seen more clients  delay  programs and projects and remain very conservative in all areas of discretionary corporate spending."

Morgan added,  "It is important to note that our cash flows have remained strong and exceeded our prior guidance.  This strong cash flow  performance has allowed us to continue to reduce debt and buy back Acxiom stock."

Morgan also announced that the Company in the quarter entered into new contracts that are expected to deliver $25 million in annual revenue and renewals expected to generate $103 million in annual revenue.

Outlook

The  financial  projections  stated  today  are based on the  Company's  current expectations.  These  projections  are forward  looking,  and actual results may differ materially.  These projections do not include the potential impact of any mergers,  acquisitions,  divestitures or other business combinations that may be completed in the future.

The forecast is based on the assumption  that the general  economic  environment will not  substantially  change during the first quarter of the 2004 fiscal year ending June 30, 2003,  during which the company  expects to generate  revenue of
$235  million  to $240  million  and  earnings  in the range of $.05 to $.10 per share.  The Company expects to update its full fiscal-year 2004 estimates in its
May 14, 2003 earnings  release.  At this time the Company expects a reduction of
10 percent or less in its prior fiscal 2004  earnings  estimates and a reduction of 5 percent or less in its revenue projections.

About Acxiom

Acxiom Corporation  (Nasdaq:  ACXM) integrates data,  services and technology to create and deliver customer and information management solutions for many of the largest,  most respected companies in the world. The core components of Acxiom's innovative  solutions  are Customer Data  Integration  (CDI)  technology,  data, database  services,  IT  outsourcing,  consulting  and  analytics,  and  privacy leadership.  Founded in 1969, Acxiom is headquartered in Little Rock,  Arkansas, with locations  throughout the United States, and in the United Kingdom,  France
and Australia.

This release and today's conference call contain forward-looking statements that are subject to certain risks and  uncertainties  that could cause actual results to differ materially; such statements include but are not necessarily limited to the following: 1) that the business pipeline and that our current cost structure will allow the Company to continue to meet or exceed  expectations;  2) that the final  results of the  company  for the  quarter and fiscal year ended March 31,
2003 will be within the  indicated  ranges,  3) that the  future  results of the company  will be within the  indicated  ranges and 4) that the general  economic environment will not significantly  change between the present time and June 30,
2003. The following are important factors, among others, that could cause actual
results  to  differ  materially  from  these  forward-looking   statements:  The
possibility  that  certain  contracts  may not be closed or  closed  within  the anticipated time frames; the possibility that certain contracts may not generate the anticipated revenue or profitability; the possibility that economic or other conditions  might lead to a reduction in demand for the  Company's  products and services;  the possibility that the current economic  slowdown may worsen and/or persist for an  unpredictable  period of time;  the  possibility  that  economic conditions  will not  improve as  rapidly  as  expected;  the  possibility  that significant  customers may experience extreme,  severe economic difficulty;  the possibility  that the fair value of  certain  assets of the  company  may not be equal to the carrying  value of those assets now or in future time periods;  the possibility that sales cycles may lengthen; the continued ability to attract and retain  qualified  technical and leadership  associates and the possible loss of associates to other  organizations;  the ability to properly  motivate the sales force  and  other  associates  of the  Company;  the  ability  to  achieve  cost reductions and avoid unanticipated  costs; the continued  availability of credit
upon  satisfactory   terms  and  conditions;   the  introduction  of  competent,
competitive  products,  technologies or services by other companies;  changes in consumer or business  information  industries and markets; the Company's ability to  protect  proprietary  information  and  technology  or to  obtain  necessary licenses on commercially  reasonable  terms; the  difficulties  encountered when entering  new markets or  industries;  changes in the  legislative,  accounting, regulatory and consumer environments  affecting the Company's business including but not limited to litigation, legislation,  regulations and customs relating to the Company's ability to collect, manage, aggregate and use data; data suppliers might  withdraw  data from the Company,  leading to the  Company's  inability to
provide  certain  products  and  services;   short-term   contracts  affect  the
predictability of the Company's revenues;  the possibility that the amount of ad hoc project  work will not be as  expected;  the  potential  loss of data center capacity or interruption  of  telecommunication  links or power sources;  postal rate  increases that could lead to reduced  volumes of business;  customers that may cancel or modify their agreements with the Company; the potential disruption of the services of the United States Postal Service,  their global  counterparts
and  other  delivery  systems;  the  successful   integration  of  any  acquired
businesses;  and other  competitive  factors.  With respect to the  providing of products or services  outside the  Company's  primary base of  operations in the
U.S.,  all of the above factors and the difficulty of doing business in numerous sovereign  jurisdictions  due to differences in culture,  laws and  regulations.
Other factors are detailed from time to time in the Company's  periodic  reports and registration statements filed with the United States Securities and Exchange
Commission.  Acxiom  believes that it has the product and technology  offerings, facilities,  associates and  competitive  and financial  resources for continued
business  success,  but future  revenues,  costs,  margins  and  profits are all influenced by a number of factors, including those discussed above, all of which are inherently difficult to forecast.  Acxiom undertakes no obligation to update the  information  contained in this press  release or any other  forward-looking statement.

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